FORM 8-K


                       CURRENT REPORT PURSUANT TO SECTION
                          13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934.



       Date of report (Date of earliest event reported): January 22, 2004




                             Xtreme Companies, Inc.
                  ---------------------------------------------
              (Exact Name of Registrant as Specified in Its Charter)


         Nevada                             88-0394012
--------------------------------     -----------------------------
(State  or  Other  Jurisdiction of          (I.R.S. Employer identification No.)
Incorporation  or  Organization)



11782  Western  Ave.  Unit  18                         90680
-------------------------                        ---------
(Address  of  principal  executive  offices)           (ZIP  Code)


                                 (714) 895-0944
                -------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                -------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




ITEM  1.     CHANGE  IN  CONTROL  OF  REGISTRANT

          None.

ITEM  2.    ACQUISITION  OR  DISPOSAL  OF  ASSETS

          None.

ITEM  3.    BANKRUPTCY  OR  RECEIVERSHIP

           NONE.



ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFIYING  ACCOUNTING
          None.

ITEM  5.  OTHER  EVENTS

          NONE.

ITEM  6.  RESIGNATION  OF  REGISTRANT'S  DIRECTORS
On January 22, 2004, Madhava Rao Mankal and Walter Wright, two of the Registrant's members of the board of directors, submitted their resignations to the Board of the Directors of the Registrant and the Board of Directors accepted their resignations.

Both directors of the Registrant resigned to explore other business opportunities. Neither of the directors resigned due to disagreements with the registrant on any matter relating to the registrants operations, policies or practices.

Elected to the Board of Directors by the Shareholders holding a majority of the outstanding shares of the Registrant on January 22, 2004 until the next annual meeting of the shareholders or a special meeting of the shareholders called for electing members of the board of directors were:

1.     Barrett  Evans
2.     Michael  Novielli
3.     Theodore  Smith
4.     Douglas  Leighton


Barrett  Evans
--------------
Mr. Evans is eFund Capital Partner's Managing Partner. Barrett started his career with Cruttenden Roth, a regional emerging growth focused investment bank. At Cruttenden, Barrett developed significant relationships with institutional investors. Additionally, Barrett was engaged in all facets of investment banking from private debt and equity financing to Initial Public Offerings, retail brokerage and institutional trading, Mezzanine financing and bridge capital.

Barrett founded BRE Investments & Consulting, LLC. in 1996. BRE Investments & Consulting evolved into what is now eFund Capital Partners. At eFund Capital Partners, Barrett has utilized his institutional contacts to help fund numerous start-up companies and has advised these companies on a wide range of issues including raising capital, securing management and overall business strategy. Raised in Los Angeles, Barrett received his Bachelor's degree from the University of California, Santa Barbara.

Michael  Novielli
-----------------
Mr. Novielli is a Managing Partner of Dutchess Capital Management LLC and Dutchess Advisors LLC. A co-founder of Dutchess in 1996, Mr. Novielli oversees transaction structure and regulatory compliance of investments made on behalf of Dutchess Private Equities Fund LP. Additionally, he serves in an advisory capacity to the senior management of companies in the Fund's portfolio, in areas of corporate finance, business development, legal, accounting, regulatory issues and market related strategies.

Prior to co-founding Dutchess, Mr. Novielli was a partner at Scharff, Witchel & Company, a 40 year-old, full service investor relations firm, where he engaged in securing private placements for publicly traded companies. Prior to joining Scharff, Mr. Novielli was Vice-President of Institutional Sales-Private Placements at Merit Capital Associates, an independent NASD registered broker-dealer. Before joining Merit, in 1991 Mr. Novielli began his investment career at PaineWebber, where he served for approximately three years as a registered representative servicing high net worth individuals and institutional clientele.

Prior to entering the public securities arena, Mr. Novielli held several corporate finance staff positions in the private sector, including tenure with former Fortune 50 and NYSE traded, PHH Corp. Mr. Novielli received his B.S. in Business from the University of South Florida in 1987.

Theodore  Smith
---------------
Mr. Smith is currently an executive vice-president of Dutchess Advisors, LLC where he directs the entire negotiating process with senior management of the potential investment. This process includes deal point discussions, execution, and final documentation, all the way through the filing of the registration statement. During this time, Mr. Smith conducts the due diligence on the company and reviews the legal documents that are completed prior to final closing.

Prior to joining Dutchess in 1998, Mr. Smith was a principal at Geneva Atlantic Capital, LLC where he focused on assisting corporate clients with SEC filing guidelines, business plan preparation and presentation, and seeking financing through the capital markets. Mr. Smith attended and received his BS in Finance and Marketing from Boston College. Mr. Smith has acted as a board member to two public companies and several private companies. Proficient in SEC filing regulations and the filing process, Mr. Smith also attends to matters pertaining to the SEC guidelines for Dutchess' and other clients. Mr. Smith is partner in Edgarization.com, an Edgar filling service

Douglas  Leighton
-----------------
Mr. Leighton is a co-founder of merchant bank Dutchess Advisors LLC, which has since 1996, arranged in excess of $200 million in private equity financings for publicly traded companies. Mr. Leighton oversees and directs the Fund's trading and portfolio risk management. He conducts due diligence on investments as well as negotiates transactions on behalf of the fund. He also supervises communications with the Fund's investors. Prior to co-founding Dutchess, Mr. Leighton was founder and president of Boston-based Beacon Capital, which engaged in money management, utilizing proprietary program trading strategies developed by Mr. Leighton. Mr. Leighton has held series 7, 63 and 65 as well as registered investment advisor status, all retired in good standing. Mr. Leighton holds as BS/BA in Economics & Finance from the University of Hartford.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)  Financial  statements  of  businesses  acquired:
     None.
(b)  Pro  forma  financial  information:
     None.

(c)  Exhibits:

6.1  Resignation  of  Walter  Wright.
6.2  Resignation  of  Madhava  Rao  Mankal.


ITEM  8.  CHANGE  IN  FISCAL  YEAR

         None.

ITEM  9.  REGULATION  FD  DISCLOSURE

         None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     Xtreme  Companies,  INC.

     By:  /s/  Kevin  Ryan
         -----------------------------------
          Kevin  Ryan
          Chief  Executive  Officer/Director

Date:  January  22,  2004